Exhibit 10.10

PhenixFIN Long Term Cash Incentive Plan

Award Agreement

This AWARD AGREEMENT is made by and between PhenixFIN Corporation (the “Company”) and ________ (the “Participant”);

WHEREAS, the Company has adopted and maintains the PhenixFIN Long Term Cash Incentive Plan (the “Plan”) to provide certain officers and other key employees and prospective officers and key employees of the Company Group to enter into and remain in the service of the Company Group and maximize their performance, by participating in the growth and development of the Company Group;

WHEREAS, all capitalized terms used and not defined herein shall have the respective meanings given to them in the Plan;

WHEREAS, the Committee hereby grants to Participant an Award, subject to the terms and conditions of this Award Agreement and the Plan;

NOW THEREFORE, the parties agree as follows:

1.	Award. The Company hereby grants to the Participant the right to receive an Award with the target amount of the Award set forth on Exhibit A, upon the terms and conditions, and subject to the restrictions, set forth in the Plan and this Award Agreement. The amount of the Award the Participant will earn will depend on the performance of the Company relative to the Performance Goals for the Performance Cycle set forth on Exhibit A. A copy of the Plan as currently in effect has been provided to Participant and is incorporated herein by reference.

2.	Termination of Employment. In order to receive an Award, the Participant must remain employed with the Company Group from the date hereof through the last day of the Performance Cycle, except in the event of the Participant’s termination on account of death or Disability. If Participant’s employment with the Company Group terminates for any reason other than death or Disability prior to the end of the Performance Cycle, the Participant shall forfeit the Award and any rights or interests therein. If Participant’s employment with the Company Group terminates prior to the end of the Performance Cycle on account of the Participant’s death or Disability, the Participant will be entitled to receive payment with respect to an Award based on actual performance through the date of the Participant’s death or Disability, as applicable. If Participant’s employment with the Company Group is terminated by the Company Group without Cause or on account of the Participant’s death or Disability, on or following the end of the Performance Cycle, the Participant will remain eligible to receive an Award which will be paid at the same time Awards with respect to such Performance Cycle are paid to active employees of the Company Group. Notwithstanding anything herein to the contrary, if the Participant is terminated by the Company Group for Cause or resigns from employment with the Company Group prior to payment of an Award, the Participant shall forfeit the Award and any rights or interests therein.

3.	Limitation on Payment. The Participant acknowledges and agrees that the Award, any payment with respect to the Award, is subject the limitations set forth in Section 10 of the Plan and amounts are subject to reduction as provided in the Plan so that no payment will be a 1940 Act Prohibited Payment.

4.	Transferability. All rights under this Agreement belong to the Participant and to the Participant alone and may not be transferred, assigned, pledged or hypothecated in any way except in the event of the Participant’s death. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary is filed with the Committee or survives the Participant, the Award shall be paid in accordance with the laws of descent and distribution. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of such rights, such rights shall immediately become null and void.

5.	Plan and Plan Interpretations Controlling. The grant of the Award and any payment in respect thereof is subject to, and the Company and the Participant agree to be bound by, the provisions of the Plan. In the event of a conflict or inconsistency between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall govern; provided, however, that this Award Agreement may impose greater restrictions or grant lesser rights than the Plan. All determinations and interpretations by the Committee and the Company shall be final, binding and conclusive upon the Participant and the Participant’s legal representatives with regard to any question arising hereunder or under the Plan.

6.	Tax Withholding and Consequences. The Company shall have the right to withhold from payment made pursuant to the Award any federal, state or local taxes as required by law to be withheld with respect to such Award. It is the intention of the Company that all payments under this Plan and any Award Agreement shall be made and provided in a manner that is either exempt from or intended to avoid taxation under Section 409A of the Code and the rules and regulations thereunder, to the extent applicable. Any ambiguity in this Plan, any Award Agreement or any Award shall be interpreted to comply with the foregoing. Any taxes related to the Award, including any additional taxes, penalties or interest on account of Section 409A of the Code, are the Participant’s sole responsibility and the Participant shall have no right to indemnification for any or all taxes owed in connection with such Awards. The Company recommends that the Participant review the Award and this Award Agreement with the Participant’s own tax advisors.

7.	Entire Agreement; Governing Law. The Plan and this Award Agreement constitute the entire understanding between the Company and the Participant with respect to the subject matter hereof. This Award Agreement shall be governed by the laws of the internal substantive laws of the State of Delaware applicable to contracts executed and to be wholly performed within the State of Delaware and without regard to its conflicts of laws principles. Each of the parties waives all right to trial by jury in any litigation relating to the Plan, this Award Agreement or the Award whether sounding in contract, tort or otherwise.

8.	Acknowledgment. By signing in the space provided below, the Participant agrees to be bound by the terms and conditions of this Award Agreement and the Plan and represent to the Company that the Participant has received and read and fully understand the terms and conditions of the Plan, and that the Participant has been given an opportunity to ask questions of or request additional information from the Company. The Participant further agree that this Award Agreement, together with the Plan, represent the entire agreement of the parties with respect to the subject matter thereof.

PhenixFIN Corporation

By:
Name:
Title:

Signature	Date

Exhibit A

Name of Participant:
Award Amount:	$-
Performance Cycle:	-

Performance Goals

_____ (___%) of the Award Amount will be based on the achievement of ____ and ____ (__%) of the Award Amount will be based on the achievement of ____. No Award will be earned with respect to a component Performance Goal if the Company does not achieve the Threshold Performance applicable to such component Performance Goal for the Performance Cycle. Each component Performance Goal is subject to (i) a threshold level of performance at which 50% of an Award may be paid and below which no payment will be made, (ii) a target level of performance at which 100% of an Award may be paid, and (iii) a maximum level of performance at which 200% of an Award may be paid, with the portion of the Award attributed to such Performance Goal interpolated in a linear progression between such performance levels based on the actual achievement of each component Performance Goal as determined by the Committee in its sole discretion. By way of example, if Target Performance is met for ___ but Threshold Performance is not met for ____, the Participant will be entitled to ___% of __% of the Award Amount set forth above.

Performance Goal	Threshold Performance	Target Performance	Maximum Performance

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